SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Mission Bancorp

(Exact Name of Registrant as Specified in Its Charter)

California	73-1631401

(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1330 Truxtun Avenue, Bakersfield, California	93301

(Address of Principal Executive Offices)	(Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

     Securities Act registration statement file number to which this form relates: 333-84636 (if applicable).

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of each Exchange on Which
To Be So Registered	Each Class is to be Registered

NONE

     Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK

(Title of Class)

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURES

Item 1. Description of Registrant’s Securities to be Registered.

     See information under the headings “Comparison of Mission Bank and Mission Bancorp: Analysis of Corporate Structures;” “Authorized and Outstanding Stock;” “Voting Rights;” “Dividend Rights;” “Assessment of Shares;” “Liquidation Rights;” and “Preemptive Rights“on pages 13 through 16 of the Registrant’s Registration Statement No. 333-83636 on Form S-4EF filed with the Commission on March 20, 2002, which information is incorporated here by reference.

Item 2. Exhibits.

Exhibit 1	Specimen Copy of Common Stock Certificate

See Exhibit 4 to the Registrant’s Registration Statement No. 333-84636 on Form S-4EF filed with the Commission on March 20, 2002, which exhibit is incorporated by reference.

Exhibit 2	Reorganization Agreement

See Exhibit A to the Registrant’s Registration Statement No. 333-84636 on Form S-4EF filed with the Commission on March 20, 2002, which exhibit is incorporated by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Mission Bancorp California

June 17, 2002	By:	/s/ Richard Fanucchi

Richard Fanucchi President & Chief Executive Officer

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